EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-05799) of A.O. Smith Corporation of our report dated June 21, 2019 relating the financial statements and schedule of the A.O. Smith Retirement Security Plan included in this Annual Report (Form 11-K).

/s/ Reilly, Penner & Benton LLP

Reilly Penner & Benton LLP Milwaukee, Wisconsin June 21, 2019